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                                                                  EXHIBIT 10.6.1


                            FIRST AMENDMENT TO LEASE
                                November 21, 2000

                                   1. PARTIES

         The parties to this First Amendment to Lease ("Amendment") are WOHL/MIRA COSTA, LLC, A CALIFORNIA LIMITED LIABILITY CORPORATION ("Landlord") and ICX ELECTRONICS.COM ("Tenant").

                                  2. RECITALS

         2.1 On or about October 11, 2000, Lessor and Lessee entered into that certain lease ("Lease"), under the terms of which Lessor agreed to lease to Lessee, for a period of three (3) years, the Premises located at 3551 Camino Mira Costa, Suite S, San Clemente, CA. Suite S shall be herein referred to as the "Existing Premises."

         2.2 Lessor and Lessee desire to modify the Lease to add certain additional space to the Premises and provide for modification of the Tenant's rental obligations and the term of the Lease.

                                  3. AMENDMENT

         3.1 Premises. From and after the Effective Date as set forth in Section 5 below, the Premises as defined in Section 1.2 of the Lease shall be amended to include Suite G as shown on the attached Exhibit "A" which has an approximate floor area of 1,117 rentable square feet ("Additional Space"). Accordingly, the total square footage of the Premises shall be amended to 3,018 rentable square feet.

         3.2 Term. The Lease term of the additional space shall be two (2) years, ten (10) months and fourteen (14) days commencing January 1, 2001.

         3.3 Minimum Rent. From and after the Effective Date, the Minimum Rent as set forth in Section 1.5 of the Lease shall be amended as follows:

             January 1, 2001 through November 14, 2001       $4,527.00 per month
             November 15, 2001 through November 14, 2002 $4,677.90 per month November 15, 2002 through November 14, 2003 $4,828.80 per month

         3.4 Tenant's Possession of the Premises. Lessor shall tender advance access to the Premises at least three (3) weeks prior to occupancy to install wiring for telephone, computer network, electrical, etc. the cost of which shall be borne by Tenant.

         3.5 Janitorial. Notwithstanding anything to the contrary contained in the Lease, Lessee shall be solely responsible for the janitorial and utility services within Lessee's suite.

         3.6 Condition of Premises. Lessee accepts the Premises is "AS-IS" condition except as set forth in 3.7 below and that Lessor warrants that the HVAC, plumbing and electrical servicing the Premises are all in good working condition on the Commencement Date.

         3.7 Tenant Improvements. Lessor, at Lessor's sole cost and expense, shall carpet the Premises with building standard carpet, color to be selected by Lessee.

Any additional tenant improvements by the Lessee in the Premises shall be at Lessee's sole cost and expense. Lessee agrees to submit any improvement plans for the Premises to Lessor for prior approval, which will not be unreasonably with held. Lessee agrees to name the Lessor and its property management company, Wohl Investment Company, as additionally insured, and to supply Lessor with copies of working drawings, contractor insurance & licenses, and any approved City Permits for any tenant improvement work performed in the Premises.


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         3.8 Security Deposit. Lessor is in possession of Lessee's security deposit in the amount of $3,041.60 from the Lease dated October 11, 2000 between Lessor and Lessee. Lessee shall deposit an additional $1,787.20 with Lessor, making the total security deposit $4,828.80.

         3.9 Lessor's Right to Increase Security Deposit. If Lessee is in default under this Lease more than three (3) times within any twelve-month period, irrespective of whether or not such default is cured, then, without limiting Lessor's other rights and remedies provided for in this Lease or at law or in equity, the Security Deposit as set forth in Section 1.7(c) of the Lease shall be increased by an amount equal to the greater of:

             (a) Three (3) times the original Security Deposit

             (b) Three (3) month's Base Rent, which shall be paid by Lessee to
                 Lessor forthwith on demand.

                        4. EXTENT OF AMENDMENT; CONFLICT

         Except as expressly modified by this Amendment, the Lease and all of the terms and provisions thereof shall remain in full force and effect through the remainder of its term. To the extent of any conflict between the terms of this Amendment and the terms of the Lease which arise following the Effective Date, the terms of this Amendment shall govern and control.

                          5. EXECUTION; EFFECTIVE DATE

The modifications and terms and conditions contained herein shall be effective January 1, 2001.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment to be effective as of the Effective Date written above.

LESSOR: WOHL/ANAHEIM, LLC, a California limited liability company


By: /s/ PETER DESFORGES                            Date: December 11, 2000
    -------------------------------------
        Peter Desforges, Manager


LESSEE:  ICX Electronics.com


By: /s/ GARY E. LOTZER                             Date: November 28, 2000
    -------------------------------------
        Gary E. Lotzer,
        President/CEO and Chairman


By: /s/ GARY E. LOTZER                             Date: November 28, 2000
    -------------------------------------
        Gary E. Lotzer, An Individual


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                        STANDARD OFFICE LEASE FLOOR PLAN


                                 Mira Costa Plaza
                                 3551 Camino Mira Costa
                                 San Clemente, CA

                                 Suite G
                                 Approximately 1,117
                                 rentable square feet







                                    EXHIBIT A